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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864, No. 333-
1620, No. 333-34693, No. 333-34695 and No. 333-46887) of Total Renal Care
Holdings, Inc. of our report dated March 31, 1995, on the combined financial statements of Healthcare Corporation and Affiliates for the year ended December 31, 1994 (not presented separately therein), appearing in the Annual Report on Form 10-K/A of Total Renal Care Holdings, Inc. for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Nashville, Tennessee
May 14, 1998